EXHIBIT 99.1
COMERICA REPORTS THIRD QUARTER 2006 EARNINGS
Double-Digit Increase in Loans Continues in High-Growth Markets
DETROIT/October 19, 2006 — Comerica Incorporated (NYSE: CMA) today reported third quarter 2006 earnings of $200 million, or $1.23 per diluted share, compared to $200 million, or $1.22 per diluted share, for the second quarter 2006 and $238 million, or $1.41 per diluted share, for the third quarter 2005. The third quarter 2005 earnings included a $30 million negative provision for loan losses and the positive net pre-tax effect of a $14 million warrant accounting adjustment. During the third quarter 2006, Comerica announced it had reached a definitive agreement to sell its stake in Munder Capital Management (Munder). The transaction is expected to close by year-end, with an initial after-tax gain in the range of $100 million to $110 million. Effective third quarter 2006, Comerica is accounting for Munder as a discontinued operation, and all periods presented have been restated to reflect this change.

(dollar amounts in millions, except per share data)	3rd Qtr ‘06	2nd Qtr ‘06	3rd Qtr ‘05

Net interest income	$502	$500	$512
Provision for loan losses	15	27	(30)
Noninterest income	196	205	215
Noninterest expenses	400	391	411

Net income	200	200	238

Diluted EPS from continuing operations	1.20	1.19	1.38
Diluted EPS from discontinued operations	0.03	0.03	0.03
Diluted EPS	1.23	1.22	1.41

Return on average common shareholders’ equity	15.38%	15.50%	18.59%

Net interest margin	3.79	3.82	4.15
“Our third quarter results underscore many positive core operating trends, and reflect our emphasis on growth and balance,” said Ralph W. Babb Jr., chairman and chief executive officer. “Loan growth in our fastest-growing markets continued at a double-digit pace and credit quality in all markets remained excellent. Net charge-offs were at an historically low level, while nonperforming assets increased slightly from the second quarter but remained at a low level.”
Third Quarter and Nine-Month 2006 Highlights
Third Quarter 2006 Compared to Second Quarter 2006
•	On an annualized basis, excluding Financial Services Division loans, average loans increased seven percent, with growth of 12 percent in the Western market, 24 percent in the Texas market and one percent in Midwest & Other Markets.

•	The net interest margin was 3.79 percent in the third quarter 2006, a decrease of 3 basis points from 3.82 percent in the second quarter 2006.

•	Total revenue decreased $7 million, or one percent. Excluding a mark-to-market loss on warrants of $5 million and an incremental loss on the sale of the Mexican bank charter of $7 million in the third quarter 2006, total revenue increased $5 million, or one percent.

•	Net loan charge-offs as a percent of average total loans were 2 basis points for the third quarter of 2006, compared to 15 basis points for the second quarter of 2006, reflecting continued strong credit quality.

•	Noninterest expenses, excluding the provision for credit losses on lending-related commitments, increased $15 million, or four percent, over the second quarter 2006, primarily due to salaries and employee benefits expense of $9 million and interest on tax liabilities of $8 million, largely reflecting a $6 million tax-related refund received in the second quarter.

•	Open market share repurchases totaled 3.7 million shares, or two percent of total shares.
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COMERICA REPORTS THIRD QUARTER 2006 EARNINGS — 2
First Nine Months of 2006 Compared to First Nine Months of 2005
•	Average loan growth was eight percent, excluding Financial Services Division loans, with 15 percent growth in the Western market, 18 percent growth in the Texas market and one percent growth in Midwest & Other Markets.

•	Total revenue was unchanged while net interest income increased two percent. Total revenue increased $38 million, or two percent, excluding the 2006 loss on the sale of the Mexican bank charter of $12 million and the benefit of a warrant accounting change of $20 million in the third quarter 2005.

•	Net loan charge-offs as a percent of average total loans were 11 basis points for the first nine months of 2006, down from 27 basis points in the same period in 2005. Nonperforming assets decreased 11 percent to $197 million at September 30, 2006, compared to $220 million at September 30, 2005.

•	The provision for loan losses was $15 million for the first nine months of 2006, compared to a negative $27 million for the first nine months of 2005. The provision for credit losses on lending-related commitments was $9 million for the first nine months of 2006, compared to a negative $7 million for the first nine months of 2005.

•	Noninterest expenses, excluding the provision for credit losses on lending-related commitments, increased $57 million, or five percent, largely due to interest on tax liabilities of $14 million, share-based compensation of $14 million and outside processing fees of $8 million.
Net Interest Income and Net Interest Margin in Line with Full-Year Outlook

(dollar amounts in millions)	3rd Qtr ‘06	2nd Qtr ‘06	3rd Qtr ‘05

Net interest income	$502	$500	$512

Net interest margin	3.79%	3.82%	4.15%

Selected average balances:
Total earning assets	$52,500	$52,371	$49,066
Total loans	48,125	47,802	44,582
FSD loans (primarily low-rate)	2,093	2,557	2,334

Total interest-bearing deposits	29,133	28,446	25,540
Total noninterest-bearing deposits	12,723	13,575	15,734
FSD noninterest-bearing deposits	4,079	4,793	6,430
•	Net interest income in the third quarter 2006 benefited from earning asset growth and one more day in the quarter, when compared to the second quarter 2006, and was partially offset by a decline in noninterest-bearing deposits and funding loan growth with non-core deposits and purchased funds.

•	When compared to the second quarter 2006, the third quarter 2006 net interest margin reflected competitive loan and deposit pricing, the decline in noninterest-bearing deposits and loan growth in excess of deposit growth. This decrease was partially offset by the positive impact of lower average Financial Services Division loans (primarily low-rate) and a higher benefit from noninterest-bearing sources of funds in a rising rate environment.

•	Third quarter 2005 reflected a change in accounting for warrants, which increased net interest income and net interest margin by $20 million and 16 basis points, respectively.
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COMERICA REPORTS THIRD QUARTER 2006 EARNINGS — 3
Noninterest Income Reflects Stable Trends in Fee Income
Noninterest income was $196 million for the third quarter 2006, compared to $205 million for the second quarter 2006 and $215 million for the third quarter 2005. The $9 million decrease in noninterest income in the third quarter 2006, compared to the second quarter 2006, reflected a $9 million decline in warrant income and a $7 million incremental loss recognized on the sale of the Mexican bank charter in the third quarter 2006, included in “net loss on sales of businesses” on the consolidated statements of income. This decrease was partially offset by higher income from venture capital investments of $5 million, and higher fee income from several sources such as service charges on deposit accounts, letter of credit fees and commercial lending fees. Certain categories of noninterest income are highlighted in the table below.

(in millions)	3rd Qtr ‘06	2nd Qtr ‘06	3rd Qtr ‘05

Warrant income	$(5)	$4	$2
Net loss on sales of businesses	(7)	—	—
Other noninterest income
Income (net of write-downs) from unconsolidated venture capital and private equity investments	5	—	13
Noninterest Expenses Remain Well Controlled
Noninterest expenses were $400 million for the third quarter 2006, compared to $391 million for the second quarter 2006 and $411 million for the third quarter 2005. The increase in noninterest expenses from the second quarter 2006 reflected increased salaries and employee benefits expense of $9 million and interest on tax liabilities of $8 million primarily reflecting a $6 million tax-related refund in the second quarter, partially offset by a decrease in the provision for credit losses on lending-related commitments of $6 million.
Certain categories of noninterest expenses are highlighted in the table below. Customer services expense varies from period-to-period due to changes in the level of noninterest-bearing deposits in the Financial Services Division, the earnings credit allowance provided on these deposits and a competitive environment.

(in millions)	3rd Qtr ‘06	2nd Qtr ‘06	3rd Qtr ‘05

Salaries
Salaries — regular	$157	$153	$148
Incentives	32	30	42
Share-based compensation	13	14	11

Total salaries	202	197	201
Employee benefits — pension expense	10	7	8
Customer services	11	9	29
Provision for credit losses on lending-related commitments	(5)	1	(1)
Other noninterest expenses
Interest on tax liabilities	2	(6)	3
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COMERICA REPORTS THIRD QUARTER 2006 EARNINGS — 4
Munder Sale Expected to Close by Year-End
On August 4, 2006, Comerica announced it had reached a definitive agreement to sell its stake in Munder to an investor group. Completion of the closing, which is currently anticipated for late 2006, is subject to certain regulatory and third party approvals and the satisfaction of other customary conditions.
Comerica expects it will recognize an initial after-tax gain from the sale of Munder in the range of $100 million to $110 million upon closing. Effective with the third quarter 2006, Comerica is accounting for Munder as a discontinued operation, which means the after-tax earnings of Munder are reported as a single item at the bottom of the income statements. All periods presented have been restated to reflect this change.
Credit Quality Remained Excellent with Charge-offs at Historically Low Level
“Credit quality continues to be excellent, particularly in the West and Texas,” said Babb. “Net credit-related charge-offs remained very low, at 6 basis points of average total loans. We are fully aware of the issues facing the automotive and real estate segments, and we believe we have reflected that awareness in our loss reserves.”
During the third quarter 2006, $39 million of loans greater than $2 million were transferred to nonaccrual status, a decrease of $12 million from the second quarter 2006. The total provision for credit losses exceeded net credit-related charge-offs, reflecting trends in the automotive and real estate segments. While nonperforming assets increased by five basis points of total loans compared to the second quarter 2006, they remained at the low level of 42 basis points of total loans.

(dollar amounts in millions)	3rd Qtr ‘06	2nd Qtr ‘06	3rd Qtr ‘05

Net loan charge-offs	$3	$18	$21
Net lending-related commitment charge-offs	5	1	—

Total net credit-related charge-offs	8	19	21
Net loan charge-offs/Average total loans	0.02%	0.15%	0.18%
Net credit-related charge-offs/Average total loans	0.06	0.16	0.18

Provision for loan losses	$15	$27	$(30)
Provision for credit losses on lending-related commitments	(5)	1	(1)

Total provision for credit losses	10	28	(31)

Nonperforming assets (NPAs)	197	174	220
NPAs/Total loans & other real estate	0.42%	0.37%	0.52%

Allowance for loan losses	$493	$481	$558
Allowance for credit losses on lending-related commitments*	31	41	14

Total allowance for credit losses	524	522	572
Allowance for loan losses/Total loans	1.06%	1.04%	1.33%
Allowance for loan losses/NPAs	251	278	253

*	Included in “Accrued expenses and other liabilities” on the consolidated balance sheets
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COMERICA REPORTS THIRD QUARTER 2006 EARNINGS — 5
Balance Sheet and Capital Management
Total assets and common shareholders’ equity were $58.5 billion and $5.2 billion, respectively, at September 30, 2006, compared to $57.1 billion and $5.2 billion, respectively, at June 30, 2006. There were approximately 159 million shares outstanding at September 30, 2006, compared to 162 million shares outstanding at June 30, 2006. Open market share repurchases for the current and prior quarter are shown in the following table:

	3rd Qtr ‘06		2nd Qtr ‘06
	Number		Number
(in millions)	of Shares	Amount	of Shares	Amount

Open market share repurchases	3.7	$210	—	$—
In anticipation of a potential announcement of a Munder sale, Comerica did not repurchase shares in the second quarter 2006.
Comerica’s third quarter 2006 estimated tier 1 common, tier 1 and total risk-based capital ratios were 7.49 percent, 8.05 percent and 11.26 percent, respectively.
Full Year 2006 Outlook Compared to Full Year 2005 For Continuing Operations
•	High-single digit average loan growth excluding FSD loans
•	Average full year net interest margin of about 3.80 percent
•	Credit-related net charge-offs of about 15 basis points of average loans and, for the remainder of 2006, a provision for credit losses in excess of credit-related net charge-offs
•	Stable noninterest income, excluding net gain on sales of businesses
•	Low-single digit noninterest expense growth, excluding the provision for credit losses on lending-related commitments (included in above outlook for the provision for credit losses)
•	Active capital management
Business Segments
Comerica’s continuing operations are strategically aligned into three major business segments: the Business Bank, the Retail Bank, and Wealth & Institutional Management. The Finance Division also is included as a segment. The financial results below are based on the internal business unit structure of the Corporation and methodologies in effect at September 30, 2006 and are presented on a fully taxable equivalent (FTE) basis. The accompanying narrative addresses third quarter 2006 results compared to second quarter 2006.
The following table presents net income (loss) by business segment.

(dollar amounts in millions)	3rd Qtr ‘06		2nd Qtr ‘06		3rd Qtr ‘05

Business Bank	$145	74%	$140	73%	$194	76%
Retail Bank	36	19	37	19	44	17
Wealth & Institutional Management	15	7	16	8	18	7

	196	100%	193	100%	256	100%
Finance	(5)		(7)		(20)
Other*	9		14		2

Total	$200		$200		$238

*	Includes discontinued operations and items not directly associated with the three major business segments or the Finance Division
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COMERICA REPORTS THIRD QUARTER 2006 EARNINGS — 6
Business Bank

(dollar amounts in millions)	3rd Qtr ‘06	2nd Qtr ‘06	3rd Qtr ‘05

Net interest income (FTE)	$332	$333	$368
Provision for loan losses	15	22	(34)
Noninterest income	55	71	72
Noninterest expenses	166	177	184
Net income	145	140	194

Net loan charge-offs	(3)	11	16

Selected average balances:
Assets	39,722	39,401	36,506
Loans	38,473	38,175	35,273
Deposits	17,183	17,931	20,877

Net interest margin	3.41%	3.48%	4.17%
•	The net interest margin of 3.41 percent decreased seven basis points, primarily due to lower noninterest-bearing deposits in the Financial Services Division, a change in the deposit mix, and competitive loan pricing, partially offset by a decrease in Financial Services Division loans (primarily low-rate).
•	Average loans increased $298 million, or three percent on an annualized basis. Excluding the Financial Services Division and the seasonably slow National Dealer Services business, average loans increased $952 million, or nine percent on an annualized basis, primarily due to growth in the Middle Market, Global Corporate Banking, and Commercial Real Estate businesses.
•	Average deposits increased $252 million, excluding the $1.0 billion deposit decline in the Financial Services Division.
•	The provision for loan losses declined $7 million, primarily due to lower net loan charge-offs.
•	Noninterest income decreased $16 million, primarily due to a $9 million decline in warrant income and an incremental loss of $7 million on the sale of the Mexican bank charter.
•	Noninterest expenses decreased $11 million, primarily due to a decrease in the provision for credit losses on lending-related commitments.
Retail Bank

(dollar amounts in millions)	3rd Qtr ‘06	2nd Qtr ‘06	3rd Qtr ‘05

Net interest income (FTE)	$160	$161	$153
Provision for loan losses	6	7	—
Noninterest income	53	54	54
Noninterest expenses	153	152	139
Net income	36	37	44

Net loan charge-offs	6	8	7

Selected average balances:
Assets	6,741	6,730	6,559
Loans	6,037	6,034	5,862
Deposits	16,742	16,742	16,774

Net interest margin	3.80%	3.86%	3.66%
•	The net interest margin of 3.80 percent decreased six basis points, primarily due to interest received on a nonaccrual loan in the second quarter 2006.
•	Average loans and deposits were relatively unchanged.
•	The provision for loan losses decreased $1 million, primarily due to lower net loan charge-offs.
•	Opened seven new banking centers in growth markets in the third quarter 2006 and 14 year-to-date through September 30.
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COMERICA REPORTS THIRD QUARTER 2006 EARNINGS — 7
Wealth and Institutional Management

(dollar amounts in millions)	3rd Qtr ‘06	2nd Qtr ‘06	3rd Qtr ‘05

Net interest income (FTE)	$37	$38	$38
Provision for loan losses	—	(1)	(4)
Noninterest income	65	66	65
Noninterest expenses	80	80	78
Net income	15	16	18

Net loan charge-offs	—	—	(3)

Selected average balances:
Assets	3,714	3,670	3,577
Loans	3,577	3,530	3,422
Deposits	2,327	2,491	2,550

Net interest margin	4.13%	4.30%	4.43%
•	The net interest margin of 4.13 percent decreased 17 basis points, primarily due to lower deposit balances.
•	Average loans increased $47 million, or five percent on an annualized basis.
•	Average deposits declined $164 million.
Geographic Market Segments
Comerica also provides market segment results for four primary geographic markets: Midwest & Other Markets, Western, Texas and Florida. The financial results below are based on methodologies in effect at September 30, 2006 and are presented on a FTE basis. The accompanying narrative addresses third quarter 2006 results compared to second quarter 2006.
The following table presents net income (loss) by market segment.

(dollar amounts in millions)	3rd Qtr ‘06		2nd Qtr ‘06		3rd Qtr ‘05

Midwest & Other Markets	$111	57%	$108	56%	$124	48%
Western	56	29	64	33	108	42
Texas	22	11	20	10	17	7
Florida	7	3	1	1	7	3

	196	100%	193	100%	256	100%
Finance & Other*	4		7		(18)

Total	$200		$200		$238

*	Includes discontinued operations and items not directly associated with the four primary geographic markets
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COMERICA REPORTS THIRD QUARTER 2006 EARNINGS — 8
Midwest and Other Markets

(dollar amounts in millions)	3rd Qtr ‘06	2nd Qtr ‘06	3rd Qtr ‘05

Net interest income (FTE)	$274	$275	$273
Provision for loan losses	21	21	10
Noninterest income	127	135	139
Noninterest expenses	228	237	224
Net income	111	108	124

Net loan charge-offs	1	15	23

Selected average balances:
Assets	25,286	25,189	25,089
Loans	24,043	23,989	23,826
Deposits	18,243	18,271	18,857

Net interest margin	4.49%	4.57%	4.55%
•	The net interest margin of 4.49 percent decreased 8 basis points due to a decline in both loan and deposit spreads.
•	Average loans increased $54 million, or one percent on an annualized basis.
•	Noninterest income decreased $8 million, primarily due to an incremental loss of $7 million on the sale of the Mexican bank charter.
•	Noninterest expenses decreased $9 million, primarily due to a decrease in the provision for credit losses on lending-related commitments.
Western Market

(dollar amounts in millions)	3rd Qtr ‘06	2nd Qtr ‘06	3rd Qtr ‘05

Net interest income (FTE)	$176	$180	$215
Provision for loan losses	4	2	(50)
Noninterest income	23	34	29
Noninterest expenses	108	110	122
Net income	56	64	108

Net loan charge-offs	—	3	(2)

Selected average balances:
Assets	16,557	16,644	14,853
Loans	16,000	16,067	14,227
FSD loans	2,093	2,557	2,334
Deposits	14,005	14,898	17,415
FSD deposits	5,408	6,449	8,863

Net interest margin	4.37%	4.48%	4.94%
•	The net interest margin of 4.37 percent declined 11 basis points, primarily due to lower noninterest-bearing deposits in the Financial Services Division, a change in the deposit mix, and competitive loan pricing, partially offset by a decrease in Financial Services Division loans (primarily low-rate).
•	Average loans decreased $67 million, or two percent on an annualized basis. Excluding the Financial Services Division, average loans increased $397 million, or 12 percent on an annualized basis, primarily due to growth in the Global Corporate Banking, Middle Market, and Commercial Real Estate businesses.
•	Average deposits decreased $893 million. Excluding the Financial Services Division, deposits increased $148 million, or seven percent on an annualized basis. Financial Services Division deposits decreased $1.0 billion.
•	Noninterest income decreased $11 million, primarily due to a $9 million decline in warrant income.
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COMERICA REPORTS THIRD QUARTER 2006 EARNINGS — 9
Texas Market

(dollar amounts in millions)	3rd Qtr ‘06	2nd Qtr ‘06	3rd Qtr ‘05

Net interest income (FTE)	$67	$65	$60
Provision for loan losses	(1)	—	6
Noninterest income	19	19	20
Noninterest expenses	54	54	48
Net income	22	20	17

Net loan charge-offs	2	1	(1)

Selected average balances:
Assets	6,475	6,113	5,254
Loans	6,202	5,849	5,069
Deposits	3,691	3,683	3,611

Net interest margin	4.28%	4.44%	4.78%
•	The net interest margin of 4.28 percent decreased 16 basis points, primarily due to loan spread compression and a change in the deposit mix.
•	Net interest income increased $2 million, primarily due to an increase in average loans.
•	Average loans increased $353 million, or 24 percent on an annualized basis, primarily due to growth in the Energy Lending, Middle Market, and Commercial Real Estate businesses.
Florida Market

(dollar amounts in millions)	3rd Qtr ‘06	2nd Qtr ‘06	3rd Qtr ‘05

Net interest income (FTE)	$12	$12	$11
Provision for loan losses	(3)	5	(4)
Noninterest income	4	3	3
Noninterest expenses	9	8	7
Net income	7	1	7

Net loan charge-offs	—	—	1

Selected average balances:
Assets	1,859	1,855	1,446
Loans	1,842	1,834	1,435
Deposits	313	312	318

Net interest margin	2.63%	2.62%	3.19%
•	The provision for loan losses decreased $8 million, primarily due to a decline in the credit quality of a specific customer in the second quarter 2006.
Conference Call and Webcast
Comerica will host a conference call to review third quarter 2006 financial results at 8 a.m. ET Thursday, October 19, 2006. Interested parties may access the conference call by calling (706) 679-5261 (event ID No. 6946724). The call and supplemental financial information can also be accessed on the Internet at www.comerica.com. A replay will be available approximately two hours following the conference call for a period of one year. The conference call replay can be accessed by calling (800) 642-1687 or (706) 645-9291 (event ID No. 6946724). A replay of the Webcast can also be accessed via Comerica’s “Investor Relations” page at www.comerica.com.
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COMERICA REPORTS THIRD QUARTER 2006 EARNINGS — 10
Comerica Incorporated is a financial services company headquartered in Detroit, strategically aligned into three major business segments: the Business Bank, the Retail Bank, and Wealth & Institutional Management. Comerica focuses on relationships and helping businesses and people to be successful. Comerica Bank locations can be found in Michigan, California, Texas, Florida and Arizona, with select businesses operating in several other states, and Canada and Mexico.
Forward-looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “outcome,” “continue,” “remain,” “maintain,” “trend,” “objective” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica’s management based on information known to Comerica’s management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica’s management for future or past operations, products or services, and forecasts of Comerica’s revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, estimates of credit trends and global stability. Such statements reflect the view of Comerica’s management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica’s actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in the pace of an economic recovery and related changes in employment levels, the effects of war and other armed conflicts or acts of terrorism, the effects of natural disasters including, but not limited to, hurricanes, tornadoes, earthquakes and floods, the disruption of private or public utilities, the implementation of Comerica’s strategies and business models, management’s ability to maintain and expand customer relationships, management’s ability to retain key officers and employees, changes in the accounting treatment of any particular item, the impact of regulatory examinations, declines or other changes in the businesses or industries in which Comerica has a concentration of loans, including, but not limited to, automotive production, the anticipated performance of any new banking centers, the entry of new competitors in Comerica’s markets, changes in the level of fee income, changes in applicable laws and regulations, including those concerning taxes, banking, securities and insurance, changes in trade, monetary and fiscal policies, including the interest rate policies of the Board of Governors of the Federal Reserve System, fluctuations in inflation or interest rates, changes in general economic conditions and related credit and market conditions and adverse conditions in the stock market. Comerica cautions that the foregoing list of factors is not exclusive. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995

Media Contact:	Investor Contacts:
Wayne J. Mielke	Darlene P. Persons
(313) 222-4732	(313) 222-2840

Paul Jaremski
(313) 222-6317

CONSOLIDATED FINANCIAL HIGHLIGHTS
Comerica Incorporated and Subsidiaries

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(in millions, except per share data)	2006	2006	2005	2006	2005

PER SHARE AND COMMON STOCK DATA
Diluted income from continuing operations	$1.20	$1.19	$1.38	$3.65	$3.80
Diluted net income	1.23	1.22	1.41	3.64	3.85
Cash dividends declared	0.59	0.59	0.55	1.77	1.65
Common shareholders’ equity (at period end)	32.79	31.99	30.81

Average diluted shares (in thousands)	162,438	163,439	168,387	163,299	169,687

KEY RATIOS
Return on average common shareholders’ equity	15.38%	15.50%	18.59%	15.40%	17.11%
Return on average assets	1.41	1.41	1.78	1.41	1.68
Average common shareholders’ equity as a percentage of average assets	9.16	9.09	9.57	9.14	9.81
Tier 1 common capital ratio *	7.49	7.69	7.98
Tier 1 risk-based capital ratio *	8.05	8.26	8.60
Total risk-based capital ratio *	11.26	11.55	12.07
Leverage ratio *	9.66	9.83	10.07

AVERAGE BALANCES
Commercial loans	$27,534	$27,587	$25,230	$27,251	$24,207
Real estate construction loans	4,064	3,816	3,202	3,805	3,119
Commercial mortgage loans	9,362	9,229	8,631	9,198	8,488
Residential mortgage loans	1,602	1,537	1,418	1,544	1,362
Consumer loans	2,474	2,533	2,703	2,555	2,703
Lease financing	1,323	1,299	1,300	1,307	1,281
International loans	1,766	1,801	2,098	1,815	2,173

Total loans	48,125	47,802	44,582	47,475	43,333

Earning assets	52,500	52,371	49,066	51,955	47,716
Total assets	56,790	56,611	53,462	56,231	51,959
Interest-bearing deposits	29,133	28,446	25,540	28,395	25,402
Total interest-bearing liabilities	37,555	36,704	31,488	36,551	30,794
Noninterest-bearing deposits	12,723	13,575	15,734	13,299	14,955
Common shareholders’ equity	5,203	5,146	5,116	5,141	5,096

NET INTEREST INCOME
Net interest income (fully taxable equivalent basis)	$502	$501	$513	$1,483	$1,459
Fully taxable equivalent adjustment	—	1	1	2	3
Net interest margin	3.79%	3.82%	4.15%	3.80%	4.08%

CREDIT QUALITY
Nonaccrual loans	$174	$157	$186
Other real estate	23	17	34

Total nonperforming assets	197	174	220

Loans 90 days past due and still accruing	18	15	14

Gross loan charge-offs	17	25	47	$67	$136
Recoveries	14	7	26	29	48

Net loan charge-offs	3	18	21	38	88
Net lending-related commitment charge-offs	5	1	—	11	—

Total net credit-related charge-offs	8	19	21	49	88

Allowance for loan losses	493	481	558
Allowance for credit losses on lending-related commitments	31	41	14

Total allowance for credit losses	524	522	572

Allowance for loan losses as a percentage of total loans	1.06%	1.04%	1.33%
Net loan charge-offs as a percentage of average total loans	0.02	0.15	0.18	0.11%	0.27%
Net credit-related charge-offs as a percentage of average total loans	0.06	0.16	0.18	0.13	0.27
Nonperforming assets as a percentage of total loans and other real estate	0.42	0.37	0.52
Allowance for loan losses as a percentage of total nonperforming assets	251	278	253

ADDITIONAL DATA
Goodwill	$213	$213	$247
Other intangibles	1	1	1
Loan servicing rights	15	16	19
Deferred mutual fund distribution costs	6	6	7

*	September 30, 2006 ratios are estimated

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	September 30,	June 30,	December 31,	September 30,
(in millions, except share data)	2006	2006	2005	2005

ASSETS
Cash and due from banks	$1,456	$1,664	$1,609	$1,795
Short-term investments	3,732	2,381	1,159	3,619
Investment securities available-for-sale	3,931	3,980	4,240	4,088

Commercial loans	25,755	25,928	23,545	22,754
Real estate construction loans	4,122	3,958	3,482	3,289
Commercial mortgage loans	9,485	9,363	8,867	8,700
Residential mortgage loans	1,622	1,568	1,485	1,444
Consumer loans	2,498	2,493	2,697	2,696
Lease financing	1,321	1,325	1,295	1,286
International loans	1,712	1,764	1,876	1,972

Total loans	46,515	46,399	43,247	42,141
Less allowance for loan losses	(493)	(481)	(516)	(558)

Net loans	46,022	45,918	42,731	41,583

Premises and equipment	540	522	510	499
Customers’ liability on acceptances outstanding	64	74	59	39
Accrued income and other assets	2,729	2,541	2,705	2,726

Total assets	$58,474	$57,080	$53,013	$54,349

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$15,132	$15,199	$15,666	$17,702

Money market and NOW deposits	14,711	15,342	17,064	17,199
Savings deposits	1,378	1,470	1,454	1,502
Customer certificates of deposit	7,057	6,322	5,679	5,583
Institutional certificates of deposit	5,783	4,629	1,750	700
Foreign office time deposits	869	1,164	818	984

Total interest-bearing deposits	29,798	28,927	26,765	25,968

Total deposits	44,930	44,126	42,431	43,670

Short-term borrowings	225	442	302	241
Acceptances outstanding	64	74	59	39
Accrued expenses and other liabilities	1,292	1,162	1,192	1,242
Medium- and long-term debt	6,755	6,087	3,961	4,066

Total liabilities	53,266	51,891	47,945	49,258

Common stock — $5 par value:
Authorized — 325,000,000 shares
Issued — 178,735,252 shares at 9/30/06, 6/30/06, 12/31/05 and 9/30/05	894	894	894	894
Capital surplus	507	494	461	448
Accumulated other comprehensive loss	(128)	(226)	(170)	(158)
Retained earnings	5,079	4,978	4,796	4,683
Less cost of common stock in treasury — 19,892,137 shares at 9/30/06, 16,534,470 shares at 6/30/06, 15,834,985 shares at 12/31/05 and 13,469,654 shares at 9/30/05	(1,144)	(951)	(913)	(776)

Total shareholders’ equity	5,208	5,189	5,068	5,091

Total liabilities and shareholders’ equity	$58,474	$57,080	$53,013	$54,349

CONSOLIDATED STATEMENTS OF INCOME
Comerica Incorporated and Subsidiaries

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except per share data)	2006	2005	2006	2005

INTEREST INCOME
Interest and fees on loans	$843	$674	$2,358	$1,857
Interest on investment securities	43	38	132	107
Interest on short-term investments	7	7	20	18

Total interest income	893	719	2,510	1,982

INTEREST EXPENSE
Interest on deposits	272	147	707	377
Interest on short-term borrowings	28	16	115	28
Interest on medium- and long-term debt	91	44	207	121

Total interest expense	391	207	1,029	526

Net interest income	502	512	1,481	1,456
Provision for loan losses	15	(30)	15	(27)

Net interest income after provision for loan losses	487	542	1,466	1,483

NONINTEREST INCOME
Service charges on deposit accounts	56	55	164	163
Fiduciary income	46	45	137	135
Commercial lending fees	16	16	46	44
Letter of credit fees	17	18	48	56
Foreign exchange income	9	9	28	27
Brokerage fees	10	10	30	27
Card fees	11	10	34	28
Bank-owned life insurance	8	9	31	28
Warrant income	(5)	2	—	7
Net securities losses	—	—	(1)	—
Net gain (loss) on sales of businesses	(7)	—	(12)	1
Other noninterest income	35	41	92	100

Total noninterest income	196	215	597	616

NONINTEREST EXPENSES
Salaries	202	201	592	574
Employee benefits	48	44	142	133

Total salaries and employee benefits	250	245	734	707
Net occupancy expense	31	29	91	88
Equipment expense	13	13	41	39
Outside processing fee expense	21	20	64	56
Software expense	13	12	41	35
Customer services	11	29	33	50
Litigation and operational losses	3	3	7	8
Provision for credit losses on lending-related commitments	(5)	(1)	9	(7)
Other noninterest expenses	63	61	201	172

Total noninterest expenses	400	411	1,221	1,148

Income from continuing operations before income taxes	283	346	842	951
Provision for income taxes	88	113	245	306

Income from continuing operations	195	233	597	645
Income (loss) from discontinued operations, net of tax	5	5	(3)	9

NET INCOME	$200	$238	$594	$654

Basic earnings per common share:
Income from continuing operations	$1.22	$1.40	$3.70	$3.85
Net income	1.25	1.43	3.69	3.90

Diluted earnings per common share:
Income from continuing operations	1.20	1.38	3.65	3.80
Net income	1.23	1.41	3.64	3.85

Cash dividends declared on common stock	94	92	286	277
Dividends per common share	0.59	0.55	1.77	1.65

CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
Comerica Incorporated and Subsidiaries

	Third	Second	First	Fourth	Third	Third Quarter 2006 Compared To:
	Quarter	Quarter	Quarter	Quarter	Quarter	Second Quarter 2006		Third Quarter 2005
(in millions, except per share data)	2006	2006	2006	2005	2005	Amount	Percent	Amount	Percent

INTEREST INCOME
Interest and fees on loans	$843	$792	$723	$697	$674	$51	6.4%	$169	25.0%
Interest on investment securities	43	45	44	41	38	(2)	(5.8)	5	12.1
Interest on short-term investments	7	8	5	6	7	(1)	(6.8)	—	7.4

Total interest income	893	845	772	744	719	48	5.6	174	24.1

INTEREST EXPENSE
Interest on deposits	272	236	199	171	147	36	15.0	125	85.2
Interest on short-term borrowings	28	45	42	24	16	(17)	(37.7)	12	77.1
Interest on medium- and long-term debt	91	64	52	49	44	27	42.4	47	104.3

Total interest expense	391	345	293	244	207	46	13.2	184	88.7

Net interest income	502	500	479	500	512	2	0.4	(10)	(2.0)
Provision for loan losses	15	27	(27)	(20)	(30)	(12)	N/M	45	N/M

Net interest income after provision for loan losses	487	473	506	520	542	14	2.9	(55)	(10.2)

NONINTEREST INCOME
Service charges on deposit accounts	56	54	54	55	55	2	3.1	1	0.2
Fiduciary income	46	46	45	44	45	—	0.2	1	2.9
Commercial lending fees	16	15	15	19	16	1	4.0	—	(3.0)
Letter of credit fees	17	15	16	14	18	2	6.8	(1)	(6.4)
Foreign exchange income	9	9	10	10	9	—	(5.3)	—	(2.6)
Brokerage fees	10	10	10	9	10	—	1.9	—	(0.4)
Card fees	11	12	11	11	10	(1)	(2.4)	1	14.5
Bank-owned life insurance	8	10	13	10	9	(2)	(11.6)	(1)	(5.9)
Warrant income	(5)	4	1	2	2	(9)	N/M	(7)	N/M
Net securities gains (losses)	—	1	(2)	—	—	(1)	N/M	—	N/M
Net loss on sales of businesses	(7)	—	(5)	—	—	(7)	N/M	(7)	N/M
Other noninterest income	35	29	28	34	41	6	19.8	(6)	(15.1)

Total noninterest income	196	205	196	208	215	(9)	(4.2)	(19)	(8.6)

NONINTEREST EXPENSES
Salaries	202	197	193	212	201	5	2.7	1	0.7
Employee benefits	48	44	50	45	44	4	7.5	4	6.9

Total salaries and employee benefits	250	241	243	257	245	9	3.6	5	1.9
Net occupancy expense	31	30	30	30	29	1	7.2	2	9.0
Equipment expense	13	15	13	14	13	(2)	(10.0)	—	1.6
Outside processing fee expense	21	22	21	21	20	(1)	(5.5)	1	8.6
Software expense	13	14	14	14	12	(1)	(0.4)	1	16.7
Customer services	11	9	13	19	29	2	23.4	(18)	(62.0)
Litigation and operational losses	3	3	1	6	3	—	(19.3)	—	(28.5)
Provision for credit losses on lending-related commitments	(5)	1	13	25	(1)	(6)	N/M	(4)	N/M
Other noninterest expenses	63	56	82	84	61	7	10.0	2	2.0

Total noninterest expenses	400	391	430	470	411	9	2.3	(11)	(2.9)

Income from continuing operations before income taxes	283	287	272	258	346	(4)	(1.3)	(63)	(17.9)
Provision for income taxes	88	92	65	87	113	(4)	(4.3)	(25)	(21.2)

Income from continuing operations	195	195	207	171	233	—	0.1	(38)	(16.3)
Income (loss) from discontinued operations, net of tax	5	5	(13)	36	5	—	12.6	—	6.2

NET INCOME	$200	$200	$194	$207	$238	$—	0.4%	$(38)	(15.8)%

Basic earnings per common share:
Income from continuing operations	$1.22	$1.21	$1.28	$1.05	$1.40	$0.01	0.8%	$(0.18)	(12.9)%
Net income	1.25	1.24	1.20	1.27	1.43	0.01	0.8	(0.18)	(12.6)

Diluted earnings per common share:
Income from continuing operations	1.20	1.19	1.26	1.04	1.38	0.01	0.8	(0.18)	(13.0)
Net income	1.23	1.22	1.18	1.25	1.41	0.01	0.8	(0.18)	(12.8)

Cash dividends declared on common stock	94	96	96	90	92	(2)	(1.4)	2	2.5
Dividends per common share	0.59	0.59	0.59	0.55	0.55	—	—	0.04	7.3
N/M — Not meaningful

ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
Comerica Incorporated and Subsidiaries

	2006			2005
(in millions)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr

Balance at beginning of period	$481	$472	$516	$558	$609

Loan charge-offs:
Commercial	9	16	12	14	20
Real estate construction:
Real estate construction business line	—	—	—	1	1
Other	—	—	—	—	—

Total real estate construction	—	—	—	1	1
Commercial mortgage:
Commercial real estate business line	1	—	—	—	—
Other	4	3	2	1	4

Total commercial mortgage	5	3	2	1	4
Residential mortgage	—	—	—	1	—
Consumer	3	4	3	3	6
Lease financing	—	1	6	18	13
International	—	1	2	—	3

Total loan charge-offs	17	25	25	38	47

Recoveries on loans previously charged-off:
Commercial	13	5	4	13	23
Real estate construction	—	—	—	—	—
Commercial mortgage	1	—	2	1	1
Residential mortgage	—	—	—	—	—
Consumer	—	1	1	2	2
Lease financing	—	—	—	—	—
International	—	1	1	—	—

Total recoveries	14	7	8	16	26

Net loan charge-offs	3	18	17	22	21
Provision for loan losses	15	27	(27)	(20)	(30)

Balance at end of period	$493	$481	$472	$516	$558

Allowance for loan losses as a percentage of total loans	1.06%	1.04%	1.06%	1.19%	1.33%

Net loan charge-offs as a percentage of average total loans	0.02	0.15	0.14	0.20	0.18

Net credit-related charge-offs as a percentage of average total loans	0.06	0.16	0.19	0.25	0.18
ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES ON LENDING-RELATED COMMITMENTS
Comerica Incorporated and Subsidiaries

	2006			2005
(in millions)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr

Balance at beginning of period	$41	$41	$33	$14	$15
Charge-offs on lending-related commitments (1)	5	1	5	6	—
Provision for credit losses on lending-related commitments	(5)	1	13	25	(1)

Balance at end of period	$31	$41	$41	$33	$14

Unfunded lending-related commitments sold	$28	$16	$52	$20	$—

(1)	Charge-offs result from the sale of unfunded lending-related commitments.

NONPERFORMING ASSETS
Comerica Incorporated and Subsidiaries

	2006			2005
(in millions)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr

SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Commercial	$83	$74	$53	$65	$81
Real estate construction:
Real estate construction business line	4	5	2	3	4
Other	—	—	—	—	—

Total real estate construction	4	5	2	3	4
Commercial mortgage:
Commercial real estate business line	10	11	11	6	9
Other	46	35	29	29	35

Total commercial mortgage	56	46	40	35	44
Residential mortgage	1	1	1	2	1
Consumer	5	3	2	2	1
Lease financing	12	12	7	13	39
International	13	16	17	18	16

Total nonaccrual loans	174	157	122	138	186
Reduced-rate loans	—	—	—	—	—

Total nonperforming loans	174	157	122	138	186
Other real estate	23	17	19	24	34

Total nonperforming assets	$197	$174	$141	$162	$220

Nonperforming loans as a percentage of total loans	0.37%	0.34%	0.27%	0.32%	0.44%
Nonperforming assets as a percentage of total loans and other real estate	0.42	0.37	0.32	0.37	0.52
Allowance for loan losses as a percentage of total nonperforming assets	251	278	334	319	253
Loans past due 90 days or more and still accruing	$18	$15	$16	$16	$14

ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$157	$122	$138	$186	$212
Loans transferred to nonaccrual (1)	39	51	20	28	81
Nonaccrual business loan gross charge-offs (2)	(14)	(21)	(21)	(34)	(40)
Loans transferred to accrual status (1)	—	—	—	(11)	—
Nonaccrual business loans sold (3)	—	—	(9)	(4)	(19)
Payments/Other (4)	(8)	5	(6)	(27)	(48)

Nonaccrual loans at end of period	$174	$157	$122	$138	$186

(1) Based on an analysis of nonaccrual loans with book balances greater than $2 million.

(2) Analysis of gross loan charge-offs:

Nonaccrual business loans	$14	$21	$21	$34	$40
Performing watch list loans	—	—	1	—	1
Consumer and residential mortgage loans	3	4	3	4	6

Total gross loan charge-offs	$17	$25	$25	$38	$47

(3) Analysis of loans sold:

Nonaccrual business loans	$—	$—	$9	$4	$19
Performing watch list loans	7	15	30	15	34

Total loans sold	$7	$15	$39	$19	$53

(4) Net change related to nonaccrual loans with balances less than $2 million, other than business loan gross charge-offs and nonaccrual loans sold, are included in Payments/Other.

ANALYSIS OF NET INTEREST INCOME (FTE)
Comerica Incorporated and Subsidiaries

	Three Months Ended
	September 30, 2006			June 30, 2006			September 30, 2005
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Commercial loans (1) (2) (3)	$27,534	$498	7.18%	$27,587	$465	6.78%	$25,230	$378	5.95%
Real estate construction loans	4,064	90	8.79	3,816	82	8.63	3,202	60	7.40
Commercial mortgage loans (1)	9,362	175	7.42	9,229	166	7.24	8,631	138	6.37
Residential mortgage loans	1,602	24	6.08	1,537	23	6.02	1,418	20	5.76
Consumer loans	2,474	45	7.32	2,533	45	7.07	2,703	41	6.04
Lease financing	1,323	13	4.00	1,299	14	4.10	1,300	10	2.98
International loans	1,766	33	7.35	1,801	31	6.88	2,098	33	6.27
Business loan swap expense	—	(35)	—	—	(33)	—	—	(5)	—

Total loans (2) (3)	48,125	843	6.96	47,802	793	6.66	44,582	675	6.01

Investment securities available-for-sale	3,887	43	4.22	4,088	45	4.27	3,935	38	3.80
Short-term investments	488	7	5.75	481	8	6.31	549	7	4.76

Total earning assets	52,500	893	6.74	52,371	846	6.46	49,066	720	5.82

Cash and due from banks	1,561			1,561			1,788
Allowance for loan losses	(495)			(485)			(601)
Accrued income and other assets	3,224			3,164			3,209

Total assets	$56,790			$56,611			$53,462

Money market and NOW deposits (1)	$14,885	116	3.07	$15,330	106	2.78	$16,987	89	2.09
Savings deposits (1)	1,434	3	0.87	1,480	3	0.75	1,531	2	0.52
Customer certificates of deposit (1)	6,710	70	4.17	6,216	60	3.83	5,482	40	2.86
Institutional certificates of deposit	5,180	72	5.45	4,327	54	5.04	430	4	3.63
Foreign office time deposits	924	11	4.96	1,093	13	4.87	1,110	12	4.21

Total interest-bearing deposits	29,133	272	3.70	28,446	236	3.33	25,540	147	2.28

Short-term borrowings	2,125	28	5.29	3,720	45	4.90	1,804	16	3.52
Medium- and long-term debt	6,297	91	5.73	4,538	64	5.65	4,144	44	4.26

Total interest-bearing sources	37,555	391	4.13	36,704	345	3.77	31,488	207	2.61

Noninterest-bearing deposits (1)	12,723			13,575			15,734
Accrued expenses and other liabilities	1,309			1,186			1,124
Common shareholders’ equity	5,203			5,146			5,116

Total liabilities and shareholders’ equity	$56,790			$56,611			$53,462

Net interest income/rate spread (FTE)		$502	2.61		$501	2.69		$513	3.21

FTE adjustment		$—			$1			$1

Impact of net noninterest-bearing sources of funds			1.18			1.13			0.94

Net interest margin (as a percentage of average earning assets) (FTE) (2) (3)			3.79%			3.82%			4.15%

(1) FSD balances included above:

Loans (primarily low-rate)	$2,093	$3	0.64%	$2,557	$4	0.60%	$2,334	$2	0.42%
Interest-bearing deposits	1,465	15	3.95	1,764	17	3.88	2,578	20	3.04
Noninterest-bearing deposits	4,079			4,793			6,430

(2) Impact of FSD loans (primarily low-rate) on the following:

Commerical loans			(0.54)%			(0.63)%			(0.56)%
Total loans			(0.28)			(0.34)			(0.31)
Net interest margin (FTE) (assuming loans were funded by noninterest-bearing deposits)			(0.14)			(0.18)			(0.18)

(3) Impact of third quarter 2005 warrant accounting change on the following:

Commerical loans								$20	0.32%
Total loans								20	0.18
Net interest margin (FTE)								20	0.16

ANALYSIS OF NET INTEREST INCOME (FTE)
Comerica Incorporated and Subsidiaries

	Nine Months Ended
	September 30, 2006			September 30, 2005
	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate

Commercial loans (1) (2) (3)	$27,251	$1,375	6.75%	$24,207	$994	5.49%
Real estate construction loans	3,805	244	8.57	3,119	163	6.97
Commercial mortgage loans (1)	9,198	496	7.22	8,488	385	6.07
Residential mortgage loans	1,544	69	5.99	1,362	58	5.70
Consumer loans	2,555	135	7.07	2,703	115	5.70
Lease financing	1,307	40	4.04	1,281	36	3.72
International loans	1,815	94	6.93	2,173	95	5.82
Business loan swap income (expense)	—	(93)	—	—	14	—

Total loans (2) (3)	47,475	2,360	6.65	43,333	1,860	5.74

Investment securities available-for-sale	4,042	132	4.20	3,802	107	3.69
Short-term investments	438	20	6.06	581	18	4.18

Total earning assets	51,955	2,512	6.44	47,716	1,985	5.55

Cash and due from banks	1,589			1,709
Allowance for loan losses	(497)			(644)
Accrued income and other assets	3,184			3,178

Total assets	$56,231			$51,959

Money market and NOW deposits (1)	$15,597	327	2.80	$17,326	235	1.81
Savings deposits (1)	1,463	8	0.76	1,560	6	0.45
Customer certificates of deposit (1)	6,275	181	3.86	5,362	103	2.57
Institutional certificates of deposit	4,053	156	5.13	299	7	3.14
Foreign office time deposits	1,007	35	4.70	855	26	4.08

Total interest-bearing deposits	28,395	707	3.33	25,402	377	1.98

Short-term borrowings	3,193	115	4.84	1,148	28	3.26
Medium- and long-term debt	4,963	207	5.57	4,244	121	3.82

Total interest-bearing sources	36,551	1,029	3.76	30,794	526	2.28

Noninterest-bearing deposits (1)	13,299			14,955
Accrued expenses and other liabilities	1,240			1,114
Common shareholders’ equity	5,141			5,096

Total liabilities and shareholders’ equity	$56,231			$51,959

Net interest income/rate spread (FTE)		$1,483	2.68		$1,459	3.27

FTE adjustment		$2			$3

Impact of net noninterest-bearing sources of funds			1.12			0.81

Net interest margin (as a percentage of average earning assets) (FTE) (2) (3)			3.80%			4.08%

(1) FSD balances included above:

Loans (primarily low-rate)	$2,516	$10	0.55%	$1,598	$6	0.48%
Interest-bearing deposits	1,835	53	3.84	2,596	53	2.75
Noninterest-bearing deposits	4,516			5,846

(2) Impact of FSD loans (primarily low-rate) on the following:

Commerical loans			(0.63)%			(0.35)%
Total loans			(0.34)			(0.20)
Net interest margin (FTE) (assuming loans were funded by noninterest-bearing deposits)			(0.18)			(0.13)

(3) Impact of third quarter 2005 warrant accounting change on the following:

Commerical loans					$20	0.11%
Total loans					20	0.06
Net interest margin (FTE)					20	0.06

CONSOLIDATED STATISTICAL DATA
Comerica Incorporated and Subsidiaries

	September 30,	June 30,	March 31,	December 31,	September 30,
(in millions, except per share data)	2006	2006	2006	2005	2005

Commercial loans:
Floor plan	$2,628	$3,166	$3,078	$2,847	$2,065
Other	23,127	22,762	21,660	20,698	20,689

Total commercial loans	25,755	25,928	24,738	23,545	22,754
Real estate construction loans:
Real estate construction business line	3,352	3,222	2,996	2,831	2,674
Other	770	736	683	651	615

Total real estate construction loans	4,122	3,958	3,679	3,482	3,289
Commercial mortgage loans:
Commercial real estate business line	1,529	1,537	1,483	1,450	1,440
Other	7,956	7,826	7,663	7,417	7,260

Total commercial mortgage loans	9,485	9,363	9,146	8,867	8,700
Residential mortgage loans	1,622	1,568	1,516	1,485	1,444
Consumer loans:
Home equity	1,668	1,740	1,748	1,775	1,818
Other consumer	830	753	859	922	878

Total consumer loans	2,498	2,493	2,607	2,697	2,696
Lease financing	1,321	1,325	1,292	1,295	1,286
International loans	1,712	1,764	1,761	1,876	1,972

Total loans	$46,515	$46,399	$44,739	$43,247	$42,141

Goodwill	$213	$213	$213	$213	$247
Other intangible assets	1	1	1	1	1
Loan servicing rights	15	16	17	19	19
Deferred mutual fund distribution costs	6	6	6	6	7

Tier 1 common capital ratio*	7.49%	7.69%	7.66%	7.78%	7.98%
Tier 1 risk-based capital ratio*	8.05	8.26	8.24	8.38	8.60
Total risk-based capital ratio *	11.26	11.55	11.68	11.65	12.07
Leverage ratio*	9.66	9.83	9.84	9.97	10.07

Book value per share	$32.79	$31.99	$31.39	$31.11	$30.81

Market value per share for the quarter:
High	$58.95	$60.10	$58.62	$60.25	$63.38
Low	51.45	50.12	54.23	53.60	56.80
Close	56.92	51.99	57.97	56.76	58.90

Quarterly ratios:
Return on average common shareholders’ equity	15.38%	15.50%	15.33%	16.28%	18.59%
Return on average assets	1.41	1.41	1.41	1.53	1.78
Efficiency ratio	57.23	55.50	63.47	66.19	56.59

Number of banking offices	382	378	374	383	372

Number of employees — full time equivalent	10,735	10,718	10,687	10,816	10,779

*	September 30, 2006 ratios are estimated

PARENT COMPANY ONLY BALANCE SHEETS
Comerica Incorporated

	September 30,	December 31,	September 30,
(in millions, except share data)	2006	2005	2005

ASSETS
Cash and due from subsidiary bank	$7	$11	$16
Short-term investments with subsidiary bank	294	264	289
Other short-term investments	88	—	—
Investment in subsidiaries, principally banks	5,719	5,587	5,597
Premises and equipment	4	3	3
Other assets	150	257	256

Total assets	$6,262	$6,122	$6,161

LIABILITIES AND SHAREHOLDERS’ EQUITY
Long-term debt	$807	$813	$817
Other liabilities	247	241	253

Total liabilities	1,054	1,054	1,070

Common stock — $5 par value:
Authorized — 325,000,000 shares
Issued — 178,735,252 shares at 9/30/06, 12/31/05 and 9/30/05	894	894	894
Capital surplus	507	461	448
Accumulated other comprehensive loss	(128)	(170)	(158)
Retained earnings	5,079	4,796	4,683
Less cost of common stock in treasury — 19,892,137 shares at 9/30/06, 15,834,985 shares at 12/31/05 and 13,469,654 shares at 9/30/05	(1,144)	(913)	(776)

Total shareholders’ equity	5,208	5,068	5,091

Total liabilities and shareholders’ equity	$6,262	$6,122	$6,161

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
Comerica Incorporated and Subsidiaries

				Accumulated
				Other			Total
	Common Stock		Capital	Comprehensive	Retained	Treasury	Shareholders’
(in millions, except per share data)	In Shares	Amount	Surplus	Loss	Earnings	Stock	Equity

BALANCE AT JANUARY 1, 2005	170.5	$894	$421	$(69)	$4,331	$(472)	$5,105
Net income	—	—	—	—	654	—	654
Other comprehensive loss, net of tax	—	—	—	(89)	—	—	(89)

Total comprehensive income							565
Cash dividends declared on common stock ($1.65 per share)	—	—	—	—	(277)	—	(277)
Purchase of common stock	(6.5)	—	—	—	—	(379)	(379)
Net issuance of common stock under employee stock plans	1.3	—	(5)	—	(25)	75	45
Recognition of share-based compensation expense	—	—	32	—	—	—	32

BALANCE AT SEPTEMBER 30, 2005	165.3	$894	$448	$(158)	$4,683	$(776)	$5,091

BALANCE AT JANUARY 1, 2006	162.9	$894	$461	$(170)	$4,796	$(913)	$5,068
Net income	—	—	—	—	594	—	594
Other comprehensive income, net of tax	—	—	—	42	—	—	42

Total comprehensive income							636
Cash dividends declared on common stock ($1.77 per share)	—	—	—	—	(286)	—	(286)
Purchase of common stock	(5.2)	—	—	—	—	(299)	(299)
Net issuance of common stock under employee stock plans	1.4	—	(16)	—	(25)	85	44
Recognition of share-based compensation expense	—	—	45	—	—	—	45
Employee deferred compensation obligations	(0.3)	—	17	—	—	(17)	—

BALANCE AT SEPTEMBER 30, 2006	158.8	$894	$507	$(128)	$5,079	$(1,144)	$5,208

BUSINESS SEGMENT FINANCIAL RESULTS
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)	Business Bank			Retail Bank			Wealth & Institutional Management
	September 30,	June 30,	September 30,	September 30,	June 30,	September 30,	September 30,	June 30,	September 30,
Three Months Ended	2006	2006	2005	2006	2006	2005	2006	2006	2005

Earnings summary:
Net interest income (expense) (FTE)	$332	$333	$368	$160	$161	$153	$37	$38	$38
Provision for loan losses	15	22	(34)	6	7	—	—	(1)	(4)
Noninterest income	55	71	72	53	54	54	65	66	65
Noninterest expenses	166	177	184	153	152	139	80	80	78
Provision (benefit) for income taxes (FTE)	61	65	96	18	19	24	7	9	11
Income from discontinued operations, net of tax	—	—	—	—	—	—	—	—	—

Net income (loss)	$145	$140	$194	$36	$37	$44	$15	$16	$18

Net loan charge-offs	$(3)	$11	$16	$6	$8	$7	$—	$—	$(3)

Selected average balances:
Assets	$39,722	$39,401	$36,506	$6,741	$6,730	$6,559	$3,714	$3,670	$3,577
Loans	38,473	38,175	35,273	6,037	6,034	5,862	3,577	3,530	3,422
Deposits	17,183	17,931	20,877	16,742	16,742	16,774	2,327	2,491	2,550
Liabilities	18,122	18,910	21,622	16,746	16,743	16,768	2,326	2,489	2,544
Attributed equity	2,639	2,608	2,548	825	836	805	295	298	300

Statistical data:
Return on average assets (1)	1.46%	1.42%	2.12%	0.83%	0.83%	1.00%	1.59%	1.72%	2.04%
Return on average attributed equity	21.94	21.44	30.36	17.58	17.50	21.89	20.06	21.24	24.33
Net interest margin (2)	3.41	3.48	4.17	3.80	3.86	3.66	4.13	4.30	4.43
Efficiency ratio	42.81	43.95	42.01	71.81	70.76	66.93	78.27	77.45	75.86

	Finance			Other			Total

	September 30,	June 30,	September 30,	September 30,	June 30,	September 30,	September 30,	June 30,	September 30,
Three Months Ended	2006	2006	2005	2006	2006	2005	2006	2006	2005

Earnings summary:
Net interest income (expense) (FTE)	$(28)	$(30)	$(47)	$1	$(1)	$1	$502	$501	$513
Provision for loan losses	—	—	—	(6)	(1)	8	15	27	(30)
Noninterest income	16	14	11	7	—	13	196	205	215
Noninterest expenses	—	—	(1)	1	(18)	11	400	391	411
Provision (benefit) for income taxes (FTE)	(7)	(9)	(15)	9	9	(2)	88	93	114
Income from discontinued operations, net of tax	—	—	—	5	5	5	5	5	5

Net income (loss)	$(5)	$(7)	$(20)	$9	$14	$2	$200	$200	$238

Net loan charge-offs	$—	$—	$—	$—	$(1)	$1	$3	$18	$21

Selected average balances:
Assets	$5,277	$5,481	$5,525	$1,336	$1,329	$1,295	$56,790	$56,611	$53,462
Loans	18	26	(22)	20	37	47	48,125	47,802	44,582
Deposits	5,682	4,987	1,008	(78)	(130)	65	41,856	42,021	41,274
Liabilities	14,072	13,114	6,995	321	209	417	51,587	51,465	48,346
Attributed equity	496	463	517	948	941	946	5,203	5,146	5,116

Statistical data:
Return on average assets (1)	N/M	N/M	N/M	N/M	N/M	N/M	1.41%	1.41%	1.78%
Return on average attributed equity	N/M	N/M	N/M	N/M	N/M	N/M	15.38	15.50	18.59
Net interest margin (2)	N/M	N/M	N/M	N/M	N/M	N/M	3.79	3.82	4.15
Efficiency ratio	N/M	N/M	N/M	N/M	N/M	N/M	57.23	55.50	56.59

(1)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(2)	Net interest margin is calculated based on the greater of average earning assets or average deposits and purchased funds.

FTE — Fully Taxable Equivalent

N/M — Not Meaningful

MARKET SEGMENT FINANCIAL RESULTS
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)	Midwest & Other Markets			Western			Texas
	September 30,	June 30,	September 30,	September 30,	June 30,	September 30,	September 30,	June 30,	September 30,
Three Months Ended	2006	2006	2005	2006	2006	2005	2006	2006	2005

Earnings summary:
Net interest income (expense) (FTE)	$274	$275	$273	$176	$180	$215	$67	$65	$60
Provision for loan losses	21	21	10	4	2	(50)	(1)	—	6
Noninterest income	127	135	139	23	34	29	19	19	20
Noninterest expenses	228	237	224	108	110	122	54	54	48
Provision (benefit) for income taxes (FTE)	41	44	54	31	38	64	11	10	9
Income from discontinued operations, net of tax	—	—	—	—	—	—	—	—	—

Net income (loss)	$111	$108	$124	$56	$64	$108	$22	$20	$17

Net loan charge-offs	$1	$15	$23	$—	$3	$(2)	$2	$1	$(1)

Selected average balances:
Assets	$25,286	$25,189	$25,089	$16,557	$16,644	$14,853	$6,475	$6,113	$5,254
Loans	24,043	23,989	23,826	16,000	16,067	14,227	6,202	5,849	5,069
Deposits	18,243	18,271	18,857	14,005	14,898	17,415	3,691	3,683	3,611
Liabilities	19,095	19,106	19,575	14,075	15,034	17,433	3,707	3,690	3,610
Attributed equity	2,013	2,025	2,046	1,105	1,098	1,053	544	529	481

Statistical data:
Return on average assets (1)	1.75%	1.71%	1.97%	1.35%	1.52%	2.33%	1.39%	1.30%	1.32%
Return on average attributed equity	21.99	21.27	24.16	20.24	23.04	40.86	16.51	15.03	14.47
Net interest margin (2)	4.49	4.57	4.55	4.37	4.48	4.94	4.28	4.44	4.78
Efficiency ratio	56.92	58.06	54.59	54.14	51.44	50.00	62.20	64.45	59.64

	Florida			Finance & Other Businesses			Total

	September 30,	June 30,	September 30,	September 30,	June 30,	September 30,	September 30,	June 30,	September 30,
Three Months Ended	2006	2006	2005	2006	2006	2005	2006	2006	2005

Earnings summary:
Net interest income (expense) (FTE)	$12	$12	$11	$(27)	$(31)	$(46)	$502	$501	$513
Provision for loan losses	(3)	5	(4)	(6)	(1)	8	15	27	(30)
Noninterest income	4	3	3	23	14	24	196	205	215
Noninterest expenses	9	8	7	1	(18)	10	400	391	411
Provision (benefit) for income taxes (FTE)	3	1	4	2	—	(17)	88	93	114
Income from discontinued operations, net of tax	—	—	—	5	5	5	5	5	5

Net income (loss)	$7	$1	$7	$4	$7	$(18)	$200	$200	$238

Net loan charge-offs	$—	$—	$1	$—	$(1)	$—	$3	$18	$21

Selected average balances:
Assets	$1,859	$1,855	$1,446	$6,613	$6,810	$6,820	$56,790	$56,611	$53,462
Loans	1,842	1,834	1,435	38	63	25	48,125	47,802	44,582
Deposits	313	312	318	5,604	4,857	1,073	41,856	42,021	41,274
Liabilities	317	312	316	14,393	13,323	7,412	51,587	51,465	48,346
Attributed equity	97	90	73	1,444	1,404	1,463	5,203	5,146	5,116

Statistical data:
Return on average assets (1)	1.46%	0.29%	1.99%	N/M	N/M	N/M	1.41%	1.41%	1.78%
Return on average attributed equity	27.91	6.05	39.17	N/M	N/M	N/M	15.38	15.50	18.59
Net interest margin (2)	2.63	2.62	3.19	N/M	N/M	N/M	3.79	3.82	4.15
Efficiency ratio	56.49	55.38	49.59	N/M	N/M	N/M	57.23	55.50	56.59

(1)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(2)	Net interest margin is calculated based on the greater of average earning assets or average deposits and purchased funds.

FTE	— Fully Taxable Equivalent

N/M	— Not Meaningful

SUPPLEMENTAL INFORMATION
Comerica Incorporated and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(Restated to reflect Munder Capital Management, Inc. as a discontinued operation)

Years Ended December 31	2005	2004	2003
(in millions, except per share data)

INTEREST INCOME
Interest and fees on loans	$2,554	$2,055	$2,213
Interest on investment securities	148	147	165
Interest on short-term investments	24	36	36

Total interest income	2,726	2,238	2,414

INTEREST EXPENSE
Interest on deposits	548	315	370
Interest on short-term borrowings	52	4	7
Interest on medium— and long-term debt	170	108	109

Total interest expense	770	427	486

Net interest income	1,956	1,811	1,928
Provision for loan losses	(47)	64	377

Net interest income after provision for loan losses	2,003	1,747	1,551

NONINTEREST INCOME
Service charges on deposit accounts	218	231	238
Fiduciary income	179	172	170
Commercial lending fees	63	55	63
Letter of credit fees	70	66	65
Foreign exchange income	37	37	36
Brokerage fees	36	36	34
Card fees	39	32	27
Bank-owned life insurance	38	34	42
Warrant income	9	7	4
Net securities gains	—	—	50
Net gain on sales of businesses	1	7	—
Other noninterest income	134	137	125

Total noninterest income	824	814	854

NONINTEREST EXPENSES
Salaries	786	736	713
Employee benefits	178	154	156

Total salaries and employee benefits	964	890	869
Net occupancy expense	118	122	126
Equipment expense	53	54	56
Outside processing fee expense	77	67	70
Software expense	49	43	37
Customer services	69	23	25
Litigation and operational losses	14	24	18
Provision for credit losses on lending-related commitments	18	(12)	(2)
Other noninterest expenses	256	253	257

Total noninterest expenses	1,618	1,464	1,456

Income from continuing operations before income taxes	1,209	1,097	949
Provision for income taxes	393	349	291

Income from continuing operations	816	748	658
Income from discontinued operations, net of tax	45	9	3

NET INCOME	$861	$757	$661

Basic earnings per common share:
Income from continuing operations	$4.90	$4.36	$3.76
Net income	5.17	4.41	3.78

Diluted earnings per common share:
Income from continuing operations	4.84	4.31	3.73
Net income	5.11	4.36	3.75

Cash dividends declared on common stock	367	356	350
Dividends per common share	2.20	2.08	2.00